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                                                                 EXHIBIT - 10.62

                            THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this "Third Amendment") is made this 30th day of November, 2000, by and between Spieker Properties, L.P., a California limited partnership ("Landlord"), and Brocade Communications Systems, Inc., a Delaware corporation ("Tenant").

         WHEREAS, Landlord and Tenant entered into a Lease dated December 17, 1999 (the "Original Lease"), as modified by that certain First Amendment to Lease dated as of February 16, 2000 (the "First Amendment"), as modified by that certain Second Amendment to Lease dated as of August 11, 2000 (the "Second Amendment"), for those certain premises located at 1745 Technology Drive (approximately 210,577 rentable square feet) and 1741 Technology Drive (approximately 60,710 rentable square feet), San Jose, California (the "Original Premises"), each as more fully described in the Lease. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease; and

         WHEREAS, Landlord and Tenant desire to modify the Lease as provided herein.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

         1. The following shall be added to and made a part of the Lease as a new Paragraph 39. H: Roof Rights.

1. During the Term, Tenant shall have the nonexclusive right to install on the roof of the Building, one (1) satellite dish(s) which is no more than eighteen (18) inches in diameter and does exceed thirty (30) pounds installed, which shall be enclosed by a screen and the nonexclusive right to run connecting lines or cables therein from the Premises (such satellite dish/antennae and such connecting lines and related equipment herein referred to collectively as the "Equipment"). Tenant shall not penetrate the roof in connection with any installation or reinstallation of the Equipment without Landlord's prior written consent, which may be withheld in Landlord's sole discretion. The plans and specifications for all the Equipment shall be delivered by Tenant to Landlord for Landlord's review and approval. Such plans and specifications, including, without limitation, the location of the Equipment, shall be approved by Landlord in writing prior to any installation. In no event shall the Equipment or any portion thereof be visible from street level. Prior to the commencement of any installation or other work performed on or about the Building, Landlord shall approve all contractors and subcontractors which shall perform such work. Tenant shall be responsible for any damage to the roof, conduit systems or other portions of the Building or Building systems as a result of Tenant's installation, maintenance and/or removal of the Equipment.

2. Tenant shall pay to Landlord, as "additional rent", Seven Hundred Fifty Dollars ($750.00) per month for the use of the roof and roof space to accommodate Tenant's Equipment, which shall be due and payable on the first day of each month with each Installment of Base Rent hereunder.

3. Tenant, at Tenant's sole cost and expense, shall comply with all Regulations regarding the installation, construction, operation, maintenance and removal of the Equipment and shall be solely responsible for obtaining and maintaining in force all permits, licenses and approvals necessary for such operations.

4. Tenant shall be responsible for and promptly shall pay all taxes, assessments; charges, fees and other governmental impositions levied or assessed on the Equipment or based on the operation thereof.

5. Landlord may require Tenant, at Tenant's sole cost and expense, to relocate the Equipment during the Term to a location approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not change the location of, or alter or install additional Equipment or paint any of the other Equipment without Landlord's prior written consent.

6. Operation of the Equipment shall not interfere in any manner with equipment systems or utility systems of other tenants of the Project, including without limitation, telephones, dictation equipment, lighting, heat and air conditioning, computers, electrical systems and elevators. If operation of the Equipment causes such interference, as determined by Landlord in Landlord's reasonable discretion, Tenant immediately shall suspend operation of the Equipment until Tenant eliminates such interference.

7. Tenant shall maintain the Equipment in good condition and repair, at Tenant's sole cost and expense. Landlord may from time to time require that Tenant repaint the satellite dishes at Tenant's expense to keep the same in an attractive condition. In the event that Tenant fails to repair and maintain the Equipment in accordance with this Lease, Landlord may, but shall not be obligated to make any such repairs or perform any maintenance to the Equipment and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith, plus a reasonable administrative fee.

8. Tenant may access the roof for repair and maintenance of the Equipment, only during normal business hours, on not less than 24 hours prior written notice to Landlord. Tenant shall designate in writing to Landlord all persons whom Tenant authorizes to have access to the roof for such purposes. Upon such designation and prior identification to Landlords' building security personnel, such authorized persons shall be granted access to the roof by Landlord's building engineer. Tenant shall be responsible for all costs and expenses incurred by Landlord in connection with Tenant's access to the roof pursuant to this Paragraph. Landlord or Landlord's agent may accompany Tenant during such access.

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9.       Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all claims related to the Equipment or operation of the same as if the Equipment were located wholly within the Premises. Tenant shall provide evidence satisfactory to Landlord that Tenant's property and liability insurance policies required under this Lease include coverage for the Equipment and any claim, loss, damage, or liability relating to the Equipment.

10. Landlord shall have no responsibility or liability whatsoever relating to (i) maintenance or repair of the Equipment, (ii) damage to the Equipment; (iii) damage to persons or property relating to the Equipment or the operation thereof; or (iv) interference with use of the Equipment arising out of utility interruption or any other cause, except for injury to persons or damage to property caused solely by the active negligence or intentional misconduct of Landlord, its agents or any other parties related to Landlord. In no event shall Landlord be responsible for consequential damages. Upon installation of the Equipment, Tenant shall accept the area where the Equipment is located in its "as is" condition. Tenant acknowledges that the roof location of the Equipment is suitable for Tenant's needs, and acknowledges that Landlord shall have no obligation whatsoever to improve, maintain or repair the area in which the Equipment will be installed.

11. Tenant shall use the Equipment solely for Tenant's operations associated with the Permitted Use and within Tenant's Premises and shall not use or allow use of the Equipment, for consideration or otherwise, for the benefit of other tenants in the Building or any other person or entity.

12. Tenant shall, at Tenant's sole cost and expense, remove such portions of the Equipment as Landlord may designate upon the expiration or earlier termination of this Lease, and restore the affected areas to their condition prior to installation of the Equipment. If Tenant fails to so remove the Equipment, Landlord reserves the right to do so, and the expense of the same shall be immediately due and payable from Tenant to Landlord as additional rent, together with interest and late charges as provided in this Lease, plus a reasonable administrative fee.

         Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment as of the date first written above.

LANDLORD:                           TENANT:

Spieker Properties, L.P.,           Brocade Communications Systems, Inc.
A California limited partnership    a Delaware corporation

By:  Spieker Properties, Inc.,      By :  /s/  Michael J. Byrd
     a Maryland corporation               --------------------------------------
     its General Partner                  Michael J. Byrd
                                    Its : Vice President, Finance
By:   /s/  John W. Peterson               Chief Financial Officer
      ----------------------------
      John W. Peterson              By :  /s/ Victor Rinkle
Its:  Senior Vice President               --------------------------------------
                                          Victor Rinkle
                                    Its:  Vice President, Operations